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                                                                      EXHIBIT 99

                      LOUISIANA PUBLIC SERVICE COMMISSION

                                 SPECIAL ORDER

                                     19-96

In re: CLECO's application to sell $200 million in medium term notes.

              (Decided at Open Session held on November 13, 1996)

     This matter came before the Commission on CLECO's application for authority to sell $200 million in medium term notes. According to CLECO's application, proceeds from the sale of these medium term notes will be mainly used in order to refinance their series Y bonds which carry an interest rate of 9.625%, along with other long term debts. In their application, CLECO proposes they will also use part of the issuance for construction and acquisition of plant and related facilities and to reduce short term debt. Following debate, on Motion of Commissioner Sittig, seconded by Commissioner Brupbacher and unanimously adopted, the Commission voted to grant the requested application on condition that the medium term notes be limited to an interest rate of no higher than nine percent (9%), with the further requirement that CLECO will need to keep the Commission informed as to the retirement of their high cost debts.

     This Order shall be effective upon its issuance.

IT IS SO ORDERED,

BY ORDER OF THE COMMISSION
BATON ROUGE, LOUISIANA
DECEMBER 4, 1996

                                            /s/ JOHN F. SCHWEGMANN
                                            ------------------------------------
                                            DISTRICT I
                                            CHAIRMAN JOHN F. SCHWEGMANN

                                            /s/  IRMA MUSE DIXON
                                            ------------------------------------
                                            DISTRICT III
                                            VICE CHAIRMAN IRMA MUSE DIXON

                                            /s/  C. DALE SITTIG
                                            ------------------------------------
                                            DISTRICT IV
                                            COMMISSIONER C. DALE SITTIG

                                            /s/  DON OWEN
                                            ------------------------------------
                                            DISTRICT V
                                            COMMISSIONER DON OWEN

                                            /s/  ROSS A. BRUPBACHER
                                            ------------------------------------
                                            DISTRICT II
                                            COMMISSIONER ROSS A. BRUPBACHER

/s/  LAWRENCE C. ST. BLANC
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SECRETARY